                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                  Dated:  February 4, 2003


                                        WAM Acquisition GP, Inc.
                                          for itself and as general partner of
                                          LIBERTY WANGER ASSET MANAGEMENT, L.P.



                                        By:  /s/ Bruce H. Lauer
                                             ---------------------------------
                                             Bruce H. Lauer
                                             Senior Vice President and Secretary




                                        LIBERTY ACORN TRUST



                                        By:  /s/ Bruce H. Lauer
                                             ---------------------------------
                                             Bruce H. Lauer
                                             Vice President, Treasurer and
                                             Secretary


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